Exhibit (o)(iii)

WESTERN ASSET FUNDS, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Jaynie Miller Studenmund constitutes and appoints Lisa G. Mrozek and Ilene S. Harker, as her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for her in her name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the Registration Statement of Western Asset Funds, Inc., and to file the same, with all exhibits thereto, and all other documents in connection therewith (File Nos. 33-34929 and 811-06110) granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or her substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JAYNIE MILLER STUDENMUND Jaynie Miller Studenmund	Director	March 23, 2005